UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            June 27, 2014

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2014, Kable Distribution Services, Inc., an indirect subsidiary of AMREP Corporation, entered into the second amendment (the “Second Amendment”) to the amended and restated distribution agreement with Kappa Publishing Group, Inc. (“Kappa”). Kappa is controlled by Nicholas G. Karabots, a significant shareholder of AMREP Corporation.

The Second Amendment extends the term of the amended and restated distribution agreement after June 30, 2014 on a monthly basis, subject to termination by Kappa at the end of any month with 60 days’ prior written notice. No other material terms of the amended and restated distribution agreement changed in connection with the Second Amendment.

The foregoing description of the Second Amendment is a summary only and is qualified in all respects by the provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Amended and Restated Distribution Agreement, dated as of June 27, 2014, between Kappa Publishing Group, Inc. and Kable Distribution Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: July 1, 2014	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Amended and Restated Distribution Agreement, dated as of June 27, 2014, between Kappa Publishing Group, Inc. and Kable Distribution Services, Inc.